Exhibit 10.5

                             JOHN H. HARLAND COMPANY
                             2002 Stock Option Plan
                           Restricted Stock Agreement

         This Restricted Stock Agreement evidences the grant by John H. Harland Company (the "Company") of restricted shares of Common Stock of the Company ("Restricted Stock") to the employee named below ("Employee") pursuant to
Section 8 of the Company's 2002 Stock Option Plan (the "Plan"). All of the terms, conditions and definitions set forth in the Plan are incorporated herein, and the grant of the Restricted Stock is subject to all of the terms and conditions set forth in the Plan and in this Agreement.

                              Terms and Conditions

1.       Name of Employee: Timothy C. Tuff

2.       Grant Date. The Grant Date is August 2, 2005.

3.       Number of Shares. The Restricted Stock grant is 16,900 shares.

4. Voting Rights and Dividends. Employee shall have all shareholder voting rights with respect to the Restricted Stock. Upon vesting of the Restricted Stock (or any portion thereof) Employee shall have the right to receive an amount equal to the cumulative dividends on the vested Restricted Stock paid by the Company for the calendar years 2005, 2006 and 2007. Such amount may be paid in cash or in such number of shares of Common Stock equal to such cash amount, valued on the basis of the closing price of such Common Stock on the date of vesting.

5.       Holding,  Vesting and Transfer of Stock.  The Company shall issue the
         ---------------------------------------   Restricted  Stock in the
         name of Employee subject to the condition that the Company will hold same until the Restricted Stock vests. Unless Employee forfeits the Restricted Stock pursuant to Section 6, the Restricted Stock (or the applicable portion thereof) shall vest as of the date on which the Company's earnings per share for calendar year 2007 have been finally determined by management. Such vesting shall be based on the cumulative, fully diluted earnings per share of the Company for the years 2005-2007, as more fully described in the Program Design Specifications relating to the Restricted Stock and Exhibit 1 attached thereto, which are incorporated herein by reference, and shall be subject to the Threshold and Maximum performance limitations set forth therein. Employee shall have no right to transfer or otherwise alienate or assign Employee's interest in any shares of Restricted Stock, except through the laws of descent and distribution, before physical custody is transferred by the Company to Employee.

6. Forfeiture Restriction. Employee shall completely forfeit any interest in the Restricted Stock (and shall receive no consideration from the Company on account of such forfeiture) if Employee voluntarily terminates his employment with the Company. However, the Restricted Stock shall vest 100% upon (a) the occurrence of a Change in Control,
         (b) the Company's termination of Employee's employment without Cause,
         (c) Employee's termination of employment for Good Reason, or (d) termination of employment by reason of Employee's death or disability on or before December 31, 2009. Capitalized terms in the previous sentence shall have the meanings set forth in the April 21, 2005 Employment Letter Agreement between the Company and Employee.


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7.       Withholding. The Company shall have the right to reduce the number of shares of Common Stock transferred to Employee in order to satisfy applicable federal, state and other withholding requirements, or to take any other action the Committee acting in its sole discretion deems applicable to the Restricted Stock.

8. Employment and Termination. Nothing in this Agreement shall give Employee the right to continue in employment by the Company or limit the right of the Company to terminate Employee's employment with or without cause at any time.

9. Miscellaneous. This Agreement shall be governed by the laws of the State of Georgia.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Grant Date.

                                    John H. Harland Company


                                    By:
                                        --------------------------------




                                    Employee